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                                                                    EXHIBIT 3.7

                           ARTICLES OF INCORPORATION
                                       OF
                                  SIMPCO, INC.


                                   ARTICLE I

                                      Name

The name of this corporation is SIMPCO, INC.

                                   ARTICLE II

                                    Duration

The period of its duration is perpetual.


                                  ARTICLE III

                              Purpose or Purposes

The purpose or purposes for which the corporation is organized are:

(a) To engage, contract for and sell oil field services and goods (1) To operate, establish, explore, plug and otherwise deal with oil and gas properties, oil and gas wells, and oil and gas leases, and all other activities attendant thereto.

(b) To engage in any business, related or unrelated, to those described in Clause (a) of this Article III, from time to time authorized or approved by the Board of Directors of this corporation;

(c) To enter into any lawful arrangement for sharing profits and/or losses in any transaction or transactions, and to promote and organize other corporations;

(d) To purchase, lease, construct, or otherwise acquire, and hold, use, maintain, lease, manage, and operate plants, buildings, warehouses, and other structures, establishments and facilities of every kind, nature or description useful in the conduct of the business of this corporation;

(e) To have and to exercise all rights and powers that are now or may hereafter be granted to a corporation by law.

         The foregoing shall be construed as objects, purposes, and powers, and enumeration thereof shall not be held to limit or restrict in any manner the powers now and hereafter conferred upon this corporation by the laws of the State of Texas.

         The objects, purposes and powers specified herein shall, except as otherwise expressed, be


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in no way limited or restricted by reference to or inference from the terms of any of the clauses or paragraphs of these Articles. The objects, purposes and powers specified in each of the clauses or paragraphs of these Articles of Incorporation shall be regarded as independent objects (1) purposes, or powers.

         The corporation may in its bylaws confer powers not in conflict with law upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.


                                   ARTICLE IV

                                 Capitalization

         The aggregate number of shares which the corporation shall have authority to issue is TEN THOUSAND AND NO/1OO SHARES (10,000) having no par value.

                                   ARTICLE V

                               Issuance of Shares

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done, or property actually received.


                                   ARTICLE VI

                               Registered Office

         The street address of its initial registered office is P.O. Box 494, Ballinger, Runnels County, Texas 76821, and the name of its initial registered agent at such address is Eric Simpson.


                                  ARTICLE VII

                                   Directors

        (a) The number of Directors constituting the initial Board of Directors is ONE (1) and the names and addresses of the person to serve as Director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

                  Name                               Address
                  ----                               -------
                  ERIC SIMPSON                       P.O. Box 494
                                                     Ballinger, TX 76821

         (b) The number of Directors in the corporation shall be fixed by the bylaws.


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                                  ARTICLE VIII

                                  Incorporator

         Name                                        Address
         ----                                        -------
         ERIC SIMPSON                                P.O. Box 494
                                                     Ballinger, TX 76821

         IN WITNESS WHEREOF, I hereunto set my hand this 21ST day of OCTOBER, 1996.

                                              /s/ ERIC SIMPSON
                                              --------------------------------
                                              ERIC SIMPSON, Incorporator


STATE OF TEXAS          )
COUNTY OF RUNNELS       )

         BEFORE ME, a notary public, on this day personally appeared ERIC SIMPSON, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

 GIVEN UNDER MY HAND AND SEAL OF OFFICE this 21st day of October, 1996.

                                              /s/ KACI ADDISON
                                              -------------------------------
                                              Notary Public, State of Texas
                                              KACI ADDISON